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                                                                EXHIBIT 10.5(ii)

                                AMENDMENT NO. 3
                             TO SEVERANCE AGREEMENT
                                    BETWEEN
                            THE CENTRIS GROUP, INC.
                      (FORMERLY US FACILITIES CORPORATION)
                                      AND
                                DAVID L. CARGILE


   Whereas, The Centris Group, Inc., a Delaware corporation (the "Company"), and David L. Cargile (the "Executive") entered into a Severance Agreement dated May 24, 1994, and to an Amendment No. 1 thereto dated December 4, 1996, and to an Amendment No. 2 thereto dated August 29, 1997 (collectively referred to herein as the "Agreement"), which relates to the termination of Executive's employment with the Company under certain circumstances; and

   Whereas, the Company and the Executive desire to amend Section 4(e) to clarify the definition of events which constitute a "Change in Control" for purposes of this Agreement;

   Now, Therefore, in consideration of the Company's payment to Executive of $1.00 and other good and valuable consideration, receipt of which is hereby acknowledged, the Company and the Executive hereby agree to enter into this Amendment to the Agreement as follows:

   1. Section 4(e) of the Agreement shall be completely replaced by a new
Section 4(e), which shall read in full as follows:
      (e) For purposes of this Agreement, a "Change in Control" shall mean the occurrence, after the Effective Date, of any of the following events:

            (i) At any time during the term of this Agreement, any "Person" (as such term is used in Sections 13(d) and 14(d) of the Securities Exchange Act of 1934 (the "Exchange Act") and the regulations of the Securities and Exchange Commission (the "SEC") thereunder, each as in effect on the Effective Date of this Agreement (including any such Persons that may be deemed to be acting in concert with respect to the Company or the acquisition, ownership or voting of Company securities) becomes, directly or indirectly, the "Beneficial Owner" (as defined in Rule 13d-3 under the Exchange Act and the regulations of the SEC thereunder, each as in effect on the Effective Date of this Agreement), without

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      the approval of the Board of Directors of the Company, of outstanding securities of the Company representing 10% or more of the combined voting power of the Company's then outstanding securities (except that if such person subsequently acquires more than 25% of the combined voting power of the Company's then outstanding securities, a "Change in Control" shall be deemed to occur at that time); provided, however, that the concept of any Person becoming the owner of 10% or more of the combined voting shares shall not include: (A) the Company, any wholly owned subsidiary of the Company, any employee benefit plan of the Company or of a subsidiary of the Company, or any Person holding voting shares for or pursuant to the terms of any such employee benefit plan; or (B) any Person if such Person would not otherwise be a 10% stockholder but for a reduction in the number of outstanding voting shares resulting from a stock repurchase program or other similar plan instituted by the Company or from a self-tender offer of the Company, which stock repurchase plan or Company self-tender offer commenced on or after the Effective Date of this Agreement; provided, however, that the concept of becoming the owner of 10% or more of the combined voting shares shall include such Beneficial Owner after the first date upon which (x) such Person, since the date of commencement of such stock repurchase plan or Company self-tender offer, shall have acquired Beneficial Ownership of, in the aggregate, additional voting shares of the Company representing 1% or more of the voting shares then outstanding, and
      (y) such Person, together with all affiliates and associates of such Person, shall Beneficially Own 10% or more of the voting shares of the Company then outstanding. In calculating the percentage of outstanding voting shares that are Beneficially Owned by a Person for purposes of this subsection, voting shares that are Beneficially Owned by such Person shall be deemed outstanding, and voting shares that are not Beneficially Owned by such Person and that are subject to issuance upon the exercise or conversion of outstanding conversion rights, exchange rights, warrants or options shall not be deemed outstanding. Under all circumstances, the Board of Directors shall have the absolute and unfettered authority to make the final determination as to whether any Person is or is not to be considered a 10% Stockholder for purposes of that term in this Agreement, which determination shall be conclusive for all purposes and shall be binding upon the Company and upon the Executive;

            (ii) At any time during the term of this Agreement the composition of the Board of Directors of the Company is changed due to a solicitation in opposition to management's nominees, such that persons who were directors of the Company as of the date of this Amendment, or persons nominated or elected by a majority of such persons who were directors as of the date of this Amendment, do not continue to comprise a majority of the members of such Board of Directors of the Company;

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            (iii)  At any time during the term of this Agreement the
      stockholders of the Company approve a merger or consolidation of the Company with, or a reorganization transaction involving the Company and, any other entity, other than a merger, consolidation or reorganization which would result in the voting securities of the Company outstanding immediately prior thereto continuing to represent (either by remaining outstanding or by being converted into voting securities of the surviving entity) at least 50% of the combined voting power of the voting securities of the Company or such surviving entity outstanding immediately after such merger or consolidation; or

            (iv) At any time during the term of this Agreement the stockholders of the Company approve a plan of complete liquidation of the Company or an agreement for the sale or disposition by the Company of more than 50% of its consolidated assets.

   2. Apart from this Amendment, the terms of the Agreement as entered into on May 24, 1994 and as amended by Amendment No. 1 on December 4, 1996 and by Amendment No. 2 on August 29, 1997 shall otherwise in all respects remain as originally written to the extent that such terms do not conflict with or are inconsistent with this Amendment.

   In Witness Whereof, this Amendment No. 3 has been executed by a duly authorized officer of the Company and by the Executive as of the 30th day of December, 1998.

   Company:                   The Centris Group, Inc.
   -------


                              By ______________________________________
                                 Jose A. Velasco
                                 Senior Vice President, Chief Administrative
                                 Officer, Secretary and General Counsel


   Executive:
   ---------

                              _________________________________________
                              David L. Cargile

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